EXHIBIT 10.22

INFOCUS CORPORATION

2004 EXECUTIVE BONUS PLAN

CEO & CHAIRMAN OF THE BOARD

POLICY:               It is InFocus Corporation’s policy to provide the CEO and Chairman of the Board with the opportunity for increased compensation based upon overall achievement of InFocus Corporation’s net income goals.

PLAN GUIDELINES

1.             Adoption of Plan:  This Executive Bonus Plan (the “Plan”) was adopted by the Board of Directors of InFocus Corporation (the “Company”) effective February 3, 2004.

2.             Purpose of Plan and Effective Date:  The purpose of the Plan is to establish the terms and conditions under which the Company will pay Executive bonuses for the calendar year beginning January 1, 2004, and ending December 31, 2004.

Unless the Board of Directors specifically provides otherwise, all Executive bonuses will be awarded solely in accordance with this Plan.

3.             Eligibility:  Eligibility is limited to the CEO and Chairman of the Board of the Company.

The CEO and Chairman of the Board must be in active pay status for an entire quarter to be paid profit sharing for that quarter.

In the event that the CEO and Chairman of the Board is in the position for less than one year, a pro-rated bonus will be calculated based on number of months employed.  No annual bonus will be paid if the CEO and Chairman of the Board enters the position after October 1, 2004.  The CEO and Chairman of the Board must be actively employed on the last day of the year to be eligible for any annual bonus amount.

4.             Plan Components:

(a)  Profit Sharing:  The first component of the bonus plan is the payment of profit sharing, paid quarterly.  The percentage to be paid (multiplied by the Executive’s quarterly salary) will be at the same rate as calculated for other employees in accordance with the currently approved InFocus Corporation Profit Sharing Program.  Any payment made to the Executive will not reduce the amount to be paid to other employees, i.e., executive salaries will be excluded from the profit-sharing payout percentage calculation.

(b)  Annual Bonus:  The second component of the bonus plan is an annual bonus paid at year-end based on the Company’s 2004 financial performance and specifically InFocus Corporation’s net income as reported in the Company’s Consolidated Statement of Operations prepared in accordance with GAAP and excluding restructuring charges.

The targeted bonus amount is calculated using the following formula:

Annual base salary x 75% participation rate = target bonus amount

Where:

•      100% of the bonus is based on Corporate net income results

Other limitations/constraints regarding the calculation of the bonus are as follows:

5.             Above Plan Performance:

Above plan performance will be based on attainment of the following levels of Corporate net income and corresponding percent of target bonus amounts as per the following table:

Percent of Corporate Net Income Goal	Percent of Target Bonus Paid
100%	100%
150%	125%
200%	150%
250%	175%
300%	200%
350%	225%
400%	250%

6.                                       Below Plan Performance:

•      If Corporate net income is less than 75% of plan, the bonus payout will be equal to $0.

•      If Corporate net income is between 75% and 100%, the bonus will be reduced 2% for 1% below plan.

See table on following page for details:

Final Corporate Net Income Attainment	Target Bonus Modifier:
74%	0.0%
75%	50.0%
76%	52.0%
77%	54.0%
78%	56.0%
79%	58.0%
80%	60.0%
81%	62.0%
82%	64.0%
83%	66.0%
84%	68.0%
85%	70.0%
86%	72.0%
87%	74.0%
88%	76.0%
89%	78.0%
90%	80.0%
91%	82.0%
92%	84.0%
93%	86.0%
94%	88.0%
95%	90.0%
96%	92.0%
97%	94.0%
98%	96.0%
99%	98.0%
100%	100.0%

7.             Payment of Executive Bonus:  Payment of the Executive Bonus Plan will be based on audited year-end results, and will be distributed within 30 days after the audit has been completed.

8.             Discretion of the Board of Directors:  Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to one or more Executives in addition to the Executive Bonus awarded pursuant to this Plan.

The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company’s objectives.